Rock of Ages	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Corporation

Second Quarter
Conference Call Invitation

Rock of Ages will report results for the Second Quarter ended June 30, 2005 on Thursday, August 4, 2005, at approximately 7:30 a.m. EDT. A conference call is scheduled that morning at 11:00 a.m. EDT.

During the call, the Company will discuss results for the quarter and Rick Wrabel, the Chief Operating Officer of the Memorials Division, will provide an update on developments in that Division.

To participate, please dial in at least five minutes before the call begins.

SUBJECT	Second Quarter Results
CHAIRPERSON	Kurt Swenson, Chairman & CEO
DATE	Thursday, August 4, 2005
TIME	11:00 a.m. EDT
PHONE NUMBER	(212) 676-5364
RESERVATION #	21252150

A simultaneous webcast of the conference call will be available from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21252150 after 1:00 p.m. EDT.

Questions? Contact Berkman Associates: (310) 277-5162
or info@BerkmanAssociates.com